Exhibit 10.5

FIRST AMENDMENT TO

LIMITED LIABILITY COMPANY AGREEMENT OF

EMPORIA PARTNERS, LLC

This FIRST AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT OF EMPORIA PARTNERS, LLC, a Delaware limited liability company (“First Amendment”), is dated as of August 27, 2010, and is (a) adopted by the Manager described in the Limited Liability Company Agreement (as defined below) and (b) executed and agreed to by the Manager, Member and Special Member (as defined below). Capitalized terms used in this First Amendment, but not otherwise defined in this First Amendment have the definitions given to those terms in the Limited Liability Company Agreement.

RECITALS:

A. Emporia Partners, LLC is a Delaware Limited Liability Company (the “Company”) and is owned by Emporia Acquisitions, LLC (“Acquisitions”); Kevin A. Shields (“Shields”); Don Pescara (“Pescara”) and David C. Rupert (“Rupert”).

B. Hopkins Enterprises, Inc., a Delaware corporation (“Hopkins”) is a special purpose, 0% Member in Company for purposes of receiving certain Priority Returns from Company.

C. Shields, Pescara, Rupert, Hopkins and Acquisitions entered into that certain Amended and Restated Limited Liability Company Agreement of Emporia Partners, LLC dated as of August 11, 2003 (“Limited Liability Company Agreement”).

D. Shields, Pescara, Rupert and Acquisitions are, concurrently herewith, assigning their membership interests in the Company to The GC Net Lease REIT Operating Partnership, L.P., a Delaware limited partnership (“REIT OP”), and effective upon such assignment, the Company anticipates that it may be considered a Delaware single member limited liability company, with the REIT OP as the sole Member and Acquisitions as the Manager.

E. The REIT OP, and Acquisitions as Manager, desire to amend the Limited Liability Company Agreement to reflect modifications to the Limited Liability Company Agreement required as a result thereof, and specifically to provide for the installation of a so-called “springing member”, to be utilized in the event the Company is deemed to be a single member Delaware limited liability company.

Therefore, the Members, REIT OP, and Acquisitions as Manager agree as follows:

AMENDMENT:

1. The Recitals to this First Amendment are incorporated herein by this reference.

2. Article I is hereby amended with the addition of the following:

(a) “1.11 Special Member. Upon the occurrence of any event that causes the last Member to cease to be a member of the Company (other than upon an assignment by the last Member of all of its limited liability company interest in the Company and the admission of a transferee pursuant to the terms of this Agreement, Griffin Capital Securities, Inc., a California corporation (“GSI”) shall, without any action of any Person and simultaneously with the last Member ceasing to be a member of the Company, automatically be admitted to the Company as a “Special Member” and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement; provided, however, the Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company except with respect to the admission of a substitute Member in accordance with the provisions of this Agreement. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of the Special Member, the Special Member shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, the Special Member shall not be a member of the Company. The Member may replace the entity designated herein to serve as the Special Member from time to time so long as a successor party has been designated and has executed a counterpart to this Agreement.

(b) Limited Liability of Special Member. No Special Member shall be personally liable for the debts, obligations or liabilities of the Company solely by reason of being a Special Member of the Company, and no Special Member shall be obligated for capital contributions to the Company. No Special Member shall have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement. Each Special Member shall receive the full benefits of indemnification set forth in Section 6.1 of this Agreement and the Special Member shall have no personal liability as a result of the events contemplated in said Section.

(c) Other Business. The Special Member and any Affiliate of the Special Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others notwithstanding any provision to the contrary at law or in equity. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

(d) Bankruptcy/Partition. Notwithstanding any other provision of this Agreement: (i) the Bankruptcy of the Special Member shall not cause the Special Member, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution; and (ii) the Special Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or a Special Member, or the occurrence of an event that causes the Member or a Special Member to cease to be a member of the Company. The Special Member shall be expressly subject to the prohibition against partition actions contained in Section 10.1.

(e) Enforcement. The provisions of the Agreement, as amended from time to time, may be enforced by the Special Member, although the term “Member” shall not be deemed to include the Special Member, who shall become a member only upon occurrence of the events contemplated at Section 1.11 hereof, but shall have only the rights and duties expressly set forth in this Agreement.”

3. Management. In recognition of the fact that Emporia Acquisitions, LLC will no longer own a membership interest in the Company, the following revisions are hereby made to the Limited Liability Company Agreement:

a. Section 1.10 (v) is amended by deleting the same and in its place, substituting the following: ““Manager” means EALLC and such other Manager appointed in accordance with this Agreement.”

b. Section 5.1 is hereby amended by deleting the first sentence thereof, and in its place, substituting the following: “The Company shall be managed by the Manager, which initially shall be EALLC (who shall be treated as a Manager under the Act).”

c. All references in the Limited Liability Company Agreement to “Managing Member” are hereby modified to “Manager”, other than those contained in Section 1.10(c).

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first set forth, and by their signature below, adopt this First Amendment.

Manager:

EMPORIA ACQUISITIONS, LLC, a Delaware limited liability company

By:	/s/ Kevin A. Shields
Kevin A. Shields
Managing Member

Member:

THE GC NET LEASE REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

BY: The GC Net Lease REIT, Inc., a Maryland corporation

By:	/s/ Kevin A. Shields
Name:	Kevin A. Shields
Title:	President

Special Member

GRIFFIN CAPITAL SECURITIES, INC., a California corporation

By:	/s/ Kevin A. Shields
Kevin A. Shields, President